Exhibit 23.1

Consent of Ernst & Young LLP,

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Form S-3 (No. 333-85430),

Form S-8 (No. 2-63038),

Form S-8 (No. 2-84088),

Form S-8 (No. 33-15319),

Form S-8 (No. 33-16790),

Form S-8 (No. 33-28413),

Form S-8 (No. 33-35305),

Form S-8 (No. 33-64959),

Form S-8 (No. 333-04459),

Form S-8 (No. 333-60402),

Form S-8 (No. 333-61859),

Form S-8 (No. 333-66051),

Form S-8 (No. 333-83426),

Form S-8 (No. 333-90309),

Form S-8 (No. 333-105029),

Form S-8 (No. 333-107240), and

Form S-8 (No. 333-115135);

and in the related Prospectuses of our reports dated February 20, 2006, with respect to the 2005 consolidated financial statements and schedule of Gannett Co., Inc. (Gannett), Gannett management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Gannett, all included in this Annual Report (Form 10-K) for the year ended December 25, 2005.

/s/ Ernst & Young LLP

McLean, Virginia
February 20, 2006